UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026

MultiSensor AI Holdings, Inc.

(Exact name of registrant as specified in its charter)

incorporation)		Identification No.)
Delaware (State or other jurisdiction of incorporation)	001-40916 (Commission File Number)	86-3938682 (I.R.S. Employer Identification No.)

24 Greenway Plaza Suite 1800

Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

(866) 861-0788

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	MSAI	The Nasdaq Stock Market LLC
Warrants to purchase common stock	MSAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02Unregistered Sales of Equity Securities.

The information contained in Item 5.02 of this Current Report on Form 8-K pertaining to the grants under the heading “RSU and PSU Grants to Asim Akram and Robert Nadolny” is incorporated by reference herein.

Pursuant to the policy for director compensation of MultiSensor AI Holdings, Inc. (the “Company”), the Company granted 3,738 restricted stock units subject to time-based vesting conditions (“RSUs”) to Daniel M. Friedberg and 1,869 RSUs to each of Margaret Chu, Stuart V. Flavin III, David Gow and Petros Kitsos, on June 30, 2026, for each director’s board and committee service during the second quarter of 2026, which all immediately vested into shares of the Company’s common stock, par value $0.0001 per share, on a one-for-one basis totaling 11,214 shares.

The offers, sales, and issuances of the securities pursuant to the grants were made in reliance upon the exemption from registration under Rule 506 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and/or under Section 4(a)(2) of the Securities Act.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

RSU and PSU Grants to Asim Akram and Robert Nadolny

Effective July 16, 2026, the Board of Directors (the “Board”) of the Company approved grants of RSUs and restricted stock units subject to performance-based vesting conditions (“PSUs”) to Asim Akram, the Company’s Chief Executive Officer and President, and Robert Nadolny, the Company’s Chief Financial Officer and Secretary. Pursuant to the grant to Mr. Akram, Mr. Akram received 20,841 RSUs and 83,364 PSUs at target. Pursuant to the grant to Mr. Nadolny, Mr. Nadolny received 17,935 RSUs and 23,774 PSUs at target. Pursuant to Mr. Akram and Mr. Nadolny’s respective employment agreements, each of Mr. Akram and Mr. Nadolny is entitled to an additional grant of RSUs and PSUs in January 2027.

The first tranche of RSUs granted will vest, if at all, in four equal installments on each of January 1, 2027, January 1, 2028, January 1, 2029 and January 1, 2030. The first tranche of PSUs granted is subject to revenue achievement levels by the Company for the year ending December 31, 2029, which were set by the Board, for a performance period beginning on January 1, 2026 and ending on December 31, 2029. The PSUs vest, if at all, after the end of the performance period. The payout percentages are interpolated for performance between threshold and target as set forth below.

Performance Level	Revenue Target ($M)	Planned Payout Percentage
Threshold (70% of Target)	$31.5	50%
Target (100% of Target)	$45.0	100%

To the extent the Company’s revenue exceeds the target performance level, the Board shall consider additional compensation to be payable in such form and in such amounts, if any, as the Board may determine to be appropriate at that time.

Effective July 16, 2026, the Board also finalized the grants of 17,440 PSUs at target to Mr. Akram and 5,000 PSUs at target to Mr. Nadolny for the 2025 tranche that Mr. Akram and Mr. Nadolny were each entitled to pursuant to each of their respective employment agreements, as previously disclosed. The Board determined that the performance metric and levels for this first half of the PSUs granted pursuant to Mr. Akram and Mr. Nadolny’s employment agreements are the same as the performance metric and levels disclosed above.

Each of the foregoing grants was made pursuant to the Company’s form of RSU Award Agreement and form of PSU Award Agreement pursuant to the Company’s 2023 Incentive Award Plan (the “Plan”), copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report and are incorporated by reference herein.

RSU Agreement Amendments for Asim Akram and Robert Nadolny

Effective July 16, 2026, the RSU Award Agreement, dated June 23, 2025, by and between the Company and Mr. Akram, was amended to provide that in the event of a Change in Control (as defined in the Plan), the outstanding RSUs issued under such RSU Award Agreement do not automatically vest solely as a result of the Change in Control. If the surviving or acquiring entity assumes, continues, or substitutes the RSUs with an award of substantially equivalent value, the RSUs will remain outstanding and continue to vest in accordance with the original vesting schedule. Notwithstanding the foregoing, if, within 24 months following a Change in Control, Mr. Akram’s employment is terminated by the Company or its successor without Cause (as defined in the Akram Employment Agreement, as defined below) or by Mr. Akram for Good Reason (as defined in the Akram Employment Agreement), then any outstanding and unvested portion of the RSUs shall immediately become fully vested. If the surviving or acquiring entity does not assume, continue or substitute the RSUs in connection with the Change in Control, then the RSUs shall become fully vested immediately prior to the consummation of the Change in Control.

In addition, effective July 16, 2026, the RSU Award Agreement, dated September 30, 2025, by and between the Company and Mr. Nadolny, was amended to provide that in the event of a Change in Control (as defined in the Plan), the outstanding RSUs issued under such RSU Award Agreement do not automatically vest solely as a result of the Change in Control. If the surviving or acquiring entity assumes, continues, or substitutes the RSUs with an award of substantially equivalent value, the RSUs will remain outstanding and continue to vest in accordance with the original vesting schedule. Notwithstanding the foregoing, if, within 24 months following a Change in Control, Mr. Nadolny’s employment is terminated by the Company or its successor without Cause (as defined in the Nadolny Employment Agreement, as defined below) or by Mr. Nadolny for Good Reason (as defined in the Nadolny Employment Agreement), then any outstanding and unvested portion of the RSUs shall immediately become fully vested. If the surviving or acquiring entity does not assume, continue or substitute the RSUs in connection with the Change in Control, then the RSUs shall become fully vested immediately prior to the consummation of the Change in Control.

Amendment to Employment Agreement of Asim Akram

Effective July 16, 2026, the Company and Mr. Akram entered into that certain First Amendment to Employment Agreement (the “Akram Amendment”), which amended that certain Employment Agreement, effective June 23, 2025, by and between Mr. Akram and the Company (the “Akram Employment Agreement”).

The Akram Amendment amended the Akram Employment Agreement to provide that in the event of a Change in Control (as defined in the Plan), all outstanding equity awards granted to Mr. Akram under the Plan will not automatically vest solely as a result of a Change in Control. If the surviving or acquiring entity assumes, continues, or substitutes Mr. Akram’s equity awards with awards of substantially equivalent value, such equity awards will remain outstanding and continue to vest in accordance with their original vesting schedules. Notwithstanding the foregoing, if, within 24 months following a Change in Control, Mr. Akram’s employment is terminated by the Company or its successor without Cause (as defined in the Akram Employment Agreement) or by Mr. Akram for Good Reason (as defined in the Akram Amendment), then any outstanding and unvested portion of Mr. Akram’s equity awards will immediately become fully vested, and in the case of stock options or stock appreciation rights, become fully exercisable. If the surviving or acquiring entity does not assume, continue or substitute Mr. Akram’s equity awards in connection with a Change in Control, Mr. Akram’s equity awards shall become fully vested immediately prior to the consummation of the Change in Control.

The foregoing description of the Akram Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Akram Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report and is incorporated by reference herein.

Amendment to Employment Agreement of Robert Nadolny

Effective July 16, 2026, the Company and Mr. Nadolny entered into that certain Second Amendment to Amended and Restated Employment Agreement (the “Nadolny Amendment”), which amended that certain Amended and Restated Employment Agreement, effective February 5, 2025, by and between Mr. Nadolny and the Company, as amended (the “Nadolny Employment Agreement”).

The Nadolny Amendment amended the Nadolny Employment Agreement to provide that in the event of a Change in Control (as defined in the Plan), all outstanding equity awards granted to Mr. Nadolny under the Plan will not automatically vest solely as a result of a Change in Control. If the surviving or acquiring entity assumes, continues, or substitutes Mr. Nadolny’s equity awards with awards of substantially equivalent value, such equity awards will remain outstanding and continue to vest in accordance with their original vesting schedules. Notwithstanding the foregoing, if, within 24 months following a Change in Control, Mr. Nadolny’s employment is terminated by the Company or its successor without Cause (as defined in the Nadolny Employment Agreement) or by Mr. Nadolny for Good Reason (as defined in the Nadolny Employment Agreement), then any outstanding and unvested portion of Mr. Nadolny’s equity awards will immediately become fully vested, and in the case of stock options or stock appreciation rights, become fully exercisable. If the surviving or acquiring entity does not assume, continue or substitute Mr. Nadolny’s equity awards in connection with a Change in Control, Mr. Nadolny’s equity awards shall become fully vested immediately prior to the consummation of the Change in Control.

The foregoing description of the Nadolny Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Nadolny Amendment, a copy of which is filed as Exhibit 10.4 to this Current Report and is incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Restricted Stock Unit Grant Notice and Award Agreement (Akram and Nadolny – 2023 Incentive Award Plan).
10.2	Form of Performance Stock Unit Grant Notice and Award Agreement (Akram and Nadolny – 2023 Incentive Award Plan).
10.3	First Amendment to Employment Agreement, dated July 16, 2026, by and between MultiSensor AI Holdings, Inc. and Asim Akram.
10.4	Second Amendment to Amended and Restated Employment Agreement, dated July 16, 2026, by and between MultiSensor AI Holdings, Inc. and Robert Nadolny.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MultiSensor AI Holdings, Inc.

Date: July 20, 2026	By:	/s/ Robert Nadolny
	Name:	Robert Nadolny
	Title:	Chief Financial Officer and Corporate Secretary